Exhibit 32

Section 906 Certification of Chief Executive and Chief Financial Officer

GLOBAL ENTERTAINMENT CORPORATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Form 10-KSB of Global Entertainment Corporation (the “Company”) for the fiscal year ending May 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), the undersigned Chief Executive Officer and Chief Financial Officer of the Company each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Annual Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated August 29, 2005

/s/ Richard Kozuback
Richard Kozbuack
Chief Executive Officer

/s/ J. Craig Johnson
J. Craig Johnson
Chief Financial Officer